SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (date of earliest event reported) January 15, 2002


                       ADELPHIA COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)




   Delaware                        0-16014                    23-2417713
(State or other           (Commission File Number)          (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)



               One North Main Street - Coudersport, PA 16915-1141
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (814) 274-9830




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Item 5.  Other Events and Regulation FD Disclosure.

(a) The Registrant is filing certain exhibits under Item 7 hereof, which among other matters are with respect to the recently announced issuances of 40,000,000 shares of the Registrant's Class A Common Stock and 20,000,000 shares of 7.5% Series F Mandatory Convertible Preferred Stock. The closings for both of these transactions occurred on January 22, 2002.



(b)   Description of Capital Stock

         Incorporated by reference herein is the "Description of Capital Stock" set forth on pages 27 to 30 of the base prospectus dated July 20, 2001 which was filed on January 17, 2002 as part of the Rule 424(b) filings under Registration Statement No. 333-64224.

         Since July 20, 2001 we have designated two additional series of preferred stock: 15,800,000 shares of 7.5% Series E Mandatory Convertible Preferred Stock and 23,000,000 shares of 7.5% Series F Mandatory Convertible Preferred Stock. For ease of reference, we refer to the 7.5% Series E Mandatory Convertible Preferred Stock as the Series E preferred stock and to the 7.5% Series F Mandatory Convertible Preferred Stock as the Series F preferred stock. The following summary is qualified in its entirety by the Certificates of Designation for the Series E preferred stock and the Series F preferred stock, which documents have been filed or are being filed with this Form 8-K as exhibits with the Securities and Exchange Commission. We also have outstanding two issues of subordinated notes convertible into our common stock.

         Series E and Series F Preferred Stocks. The Series E preferred stock and the Series F preferred stock essentially are identical other than the conversion rates at which each converts into our common stock and the dates at which each series is to convert into our common stock. The Series E preferred stock and Series F preferred stock rank, as to payment of dividends and assets upon dissolution, liquidation and winding up, equally with each other, junior to our 5 1/2% Series D Convertible preferred stock and 13% Series B Exchangeable preferred stock and senior to our Class A common stock and Class B common stock. Each of the Series E and Series F preferred stocks accrue dividends at the rate of 7.5% per annum, or $1.875 per share. Each of the Series E and Series F preferred stocks have a liquidation preference of $25.00 per share. Neither the Series E preferred stock nor the Series F preferred stock are entitled to vote in the election of directors or upon any other matter, except (1) as provided by law, (2) unless dividends are in arrears in an amount equal to at least six quarterly dividends (in which case the board is expanded by two directors and these series voting together as one class elect these additional two directors),
(3) 66 2/3% of each series must approve any amendment to our charter which adversely affects that series and (4) 80% of Series E and Series F preferred stocks voting together as one class must approve any authorization or issuance of any class of stock ranking senior to the Series E and Series F preferred stocks.

         The Series E preferred stock is convertible by a holder into Class A common stock at any time prior to November 15, 2004 at a conversion rate per share of 0.9854 of a share of Class A common stock and on November 15, 2004 converts at a rate per share which varies from 0.9854 to 1.1628 of a share of Class A common stock depending upon the then applicable market value of our Class A common stock. The Series F preferred stock is convertible by a holder into Class A common stock at any time prior to February 1, 2005 at a conversion rate per share of 0.8336 of a share of Class A common stock and on February 1, 2005 converts at a rate per share which varies from 0.8336 to 0.9921 of a share of Class A common stock depending upon the then applicable market value of our Class A common stock. In the event of a merger in which holders of our Class A common stock receive 30% or more of the consideration in cash, holders of either series can convert early at the applicable conversion rate that would have been in effect into the cash, securities or other property received in the merger by the Class A common stockholders. The conversion rates of the Series E and Series F preferred stocks are subject to adjustment upon various events occurring with respect to our Class A common stock including (1) stock dividends on and splits, subdivisions and combinations of our Class A common stock, (2) issuance of rights or warrants to all holders of Class A common stock, (3) distributions of debt, securities or other assets to all holders of Class A common stock, and (4) cash distributions within 12 months (including shares purchased in tender or exchange offers by us) to all holders of Class A common stock which exceed 10% of the then aggregate market capitalization of our Class A common stock. As of January 30, 2002, we had 13.8 million shares of Series E preferred stock outstanding which were convertible into a maximum of approximately 16 million shares of our Class A common stock and 20 million shares of Series F preferred stock outstanding which were convertible into a maximum of approximately 19.8 million shares of our Class A common stock. We are obligated to issue an additional 2 million shares of Series E preferred stock prior to September 2002 pursuant to a purchase agreement and may issue up to 3 million additional shares of Series F preferred stock prior to March 2002 pursuant to an underwriting agreement.

         American Stock Transfer & Trust Company is the transfer agent and registrar for our Class A common stock and our Series B, Series D, Series E and Series F preferred stocks. We are the transfer agent and registrar for our Class B common stock.

         Convertible Notes. Our 6% Convertible Subordinated Notes due 2006 in the principal amount of approximately $1,030 million and our 3.25% Convertible Subordinated Notes due 2021 in the principal amount of approximately $975 million are convertible into shares of our common stock. For ease of reference, we refer to all of our 6% Convertible Subordinated Notes due 2006 as our 6% Convertible Notes and to all of our 3.25% Convertible Subordinated Notes due 2021 as our 3.25% Convertible Notes. The indenture and supplemental indentures for the 6% Convertible Notes and 3.25% Convertible Notes sold to the public and the 6% Convertible Notes and 3.25% Convertible Notes sold to the Rigas family have been filed as exhibits with the Securities and Exchange Commission and the following summary is qualified in its entirety by that indenture and those supplemental indentures and Rigas notes. As of January 30, 2002, our 6% Convertible Notes are convertible into approximately 15.5 million shares of Class A common stock and 3 million shares of Class B common stock. As of January 30, 2002, our 3.25% Convertible Notes are convertible into approximately 13.1 million shares of Class A common stock and 9.1 million shares of Class B common stock. Our 6% Convertible Notes convert at a rate of approximately $55.49 per share of common stock. Our 3.25% Convertible Notes convert at a rate of approximately $43.758 per share of common stock. The conversion rates for our 6% Convertible Notes and our 3.25% Convertible Notes are subject to adjustment upon various events occurring with respect to our Class A common stock including (1) stock dividends on and splits, subdivisions and combinations of our Class A common stock, (2) issuance of rights or warrants to all holders of Class A common stock, (3) distributions of debt, securities or other assets to all holders of Class A common stock, (4) cash distributions within 12 months (including shares purchased in tender offers by us) to all holders of Class A common stock which exceed 10% of the then aggregate market capitalization of our Class A common stock and (5) a change in control in which our stockholders receive at least 10% of the total consideration in cash, cash equivalents, certain securities or other assets and the consideration per share is greater than the conversion price.



(c) The Company has completed the calculations regarding possible adjustment, due to the spin off of its stock in Adelphia Business Solutions, Inc. on January 11, 2002, to the conversion rate for its 7.5% Series E Mandatory Convertible Preferred Stock (CUSIP No. 006848 40 2). The conversion rate adjustment is less than 1%. As a result, in accordance with the terms of the Series E preferred stock, no adjustment will be made currently; the applicable adjustment will be carried forward and taken into account in any future adjustment.



Item 7.  Financial Statements and Exhibits

Exhibit No.                      Description

1.01 Class A Common Stock Underwriting Agreement among Adelphia Communications Corporation and Salomon Smith Barney Inc., dated January 15, 2002 (Filed herewith).

1.02 7.5% Series F Mandatory Convertible Preferred Stock Underwriting Agreement among Adelphia Communications Corporation and Salomon Smith Barney Inc., dated January 15, 2002 (Filed herewith).

3.01 Certificate of Designations with respect to the Registrant's 7.5% Series F Mandatory Convertible Preferred Stock (Filed herewith).

4.01 Form of Certificate for the Registrant's 7.5% Series F Mandatory Convertible Preferred Stock (Filed herewith).

5.01          Legal Opinion regarding Class A Common Stock (Filed herewith).

5.02 Legal Opinion regarding 7.5% Series F Mandatory Convertible Preferred Stock (Filed herewith).

10.01 Promissory Note in favor of Highland 2000, L.P. for 6% Convertible Subordinated Notes due 2006 (Filed herewith).

10.02 Promissory Note in favor of Highland 2000, L.P. for 3.25% Convertible Subordinated Notes due 2021 (Filed herewith).


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2002          ADELPHIA COMMUNICATIONS CORPORATION

                                            (Registrant)

                                By:   /s/ Timothy J. Rigas
                                ----------------------------------------
                                          Timothy J. Rigas
                                          Executive Vice President, Treasurer
                                          and Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.                      Description

1.01 Class A Common Stock Underwriting Agreement among Adelphia Communications Corporation and Salomon Smith Barney Inc., dated January 15, 2002 (Filed herewith).

1.02 7.5% Series F Mandatory Convertible Preferred Stock Underwriting Agreement among Adelphia Communications Corporation and Salomon Smith Barney Inc., dated January 15, 2002 (Filed herewith).

3.01 Certificate of Designations with respect to the Registrant's 7.5% Series F Mandatory Convertible Preferred Stock (Filed herewith).

4.01 Form of Certificate for the Registrant's 7.5% Series F Mandatory Convertible Preferred Stock (Filed herewith).

5.01          Legal Opinion regarding Class A Common Stock (Filed herewith).

5.02 Legal Opinion regarding 7.5% Series F Mandatory Convertible Preferred Stock (Filed herewith).

10.01 Promissory Note in favor of Highland 2000, L.P. for 6% Convertible Subordinated Notes due 2006 (Filed herewith).

10.02 Promissory Note in favor of Highland 2000, L.P. for 3.25% Convertible Subordinated Notes due 2021 (Filed herewith).